EXHIBIT 1



                                 JOINT FILING AGREEMENT



      This JOINT FILING AGREEMENT (this "Agreement") is made and entered into by and among Claudia Carucci, Uncle Mills Partners, LLC and Bernard Zimmerman & Company, Inc. (the "Parties").



      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Parties agree to jointly prepare and file (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (including any amendments thereto) (the "Filings") required to be filed by them pursuant to Section 13(d) of 13(g) under the Exchange Act with respect to their respective ownership of any securities of Morgan Group Holding Co. that are required to be reported on any Filings, and agree that this Agreement may be filed as an Exhibit to such Filings. The Parties agree that any such Filing shall be filed on behalf of each of them. Each of the Parties further agrees and covenants to the other Parties that it will fully cooperate with such other Partiesin the preparation and timely filing (and other delivery) of all such Filings.



      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.



      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the 28th day of January, 2014.



                                By:     /s/ Claudia Carucci

                                _________________________________

                                        Claudia Carucci



                                By:     /s/ Claudia Carucci

                                __________________________________

                                        Claudia Carucci, Manager

                                        Uncle Mills Partners, LLC



                                By:     /s/ Bernard Zimmerman

                                _________________________________

                                        Bernard Zimmerman, President

                                        Bernard Zimmerman & Company, Inc.